UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2013

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Huntington Bancshares Incorporated (Huntington) announced on May 22, 2013, that Donald R. Kimble has resigned from the positions of Chief Financial Officer and Senior Executive Vice President effective the same date.

Huntington also announced that David S. Anderson has been appointed interim Chief Financial Officer effective May 22, 2013. Mr. Anderson, age 58, has served as Executive Vice President and Controller of Huntington and The Huntington National Bank since joining the company on November 30, 2009. Mr. Anderson has also served as Vice President and as a director of Huntington Preferred Capital, Inc. since May 13, 2010, and as Treasurer of Huntington Preferred Capital, Inc. since December 13, 2010. Prior to joining Huntington, Mr. Anderson served as Corporate Controller with Citizens Financial Group in Providence, Rhode Island, beginning in April 1995.

Item 8.01 Other Events.

On May 22, 2013, Huntington issued a press release announcing the resignation of Donald R. Kimble from the positions of Chief Financial Officer and Senior Executive Vice President and the appointment of David S. Anderson as interim Chief Financial Officer. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The following exhibits are filed herewith:
Exhibit No. -- Description

99.1 -- News Release of Huntington Bancshares Incorporated dated May 22, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

May 22, 2013	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	News Release of Huntington Bancshares Incorporated dated May 22, 2013.